Exhibit 99.1

J. CREW GROUP, INC. REVISES FOURTH QUARTER AND FISCAL 2008 GUIDANCE

Announces Participation in the 11th Annual ICR XChange Conference

New York, NY – January 8, 2009 – J. Crew Group, Inc. [NYSE:JCG] today announced that it is revising its fourth quarter and fiscal 2008 guidance, primarily to reflect lower than anticipated sales and gross margin trends. The Company expects to report results for the fourth quarter and fiscal 2008 during the second week of March 2009.

For the fourth quarter of fiscal 2008, the Company currently expects earnings (loss) per share in the range of ($0.24) to ($0.29), as compared to its previous range for earnings per diluted share of $0.05 to $0.10. This compares to actual fourth quarter fiscal 2007 earnings per diluted share of $0.39. The Company’s fourth quarter outlook currently reflects comparable store sales in the negative mid teen range and Direct sales in the negative mid-to-high single digit range.

For fiscal 2008, the Company currently expects diluted earnings per share in the range of $0.77 to $0.82, as compared to its previous range of $1.11 to $1.16 and fiscal 2007 diluted earnings per share of $1.52.

This revised guidance reflects the aggressive inventory actions taken to clear fall and holiday inventory during the fourth quarter. In addition, the Company expects to end the year with cash and cash equivalents of approximately $135 million versus $132 million last year, $100 million of long term debt versus $125 million last year and no borrowings under its $200 million working capital facility.

Participation in the 11th Annual ICR XChange Conference

Separately, the Company announced that it will be presenting at the 11th Annual ICR XChange Conference, held at the St. Regis Monarch Beach Resort and Spa, in Dana Point, California on Wednesday, January 14, 2009 at 7:45 am PT. Millard S. Drexler, Chairman and CEO and James S. Scully, Chief Administrative Officer and Chief Financial Officer, will host the presentation. The conference presentation will also be webcast live at www.jcrew.com.

About J. Crew Group, Inc.

J. Crew Group, Inc. is a nationally recognized multi-channel retailer of women’s and men’s apparel, shoes and accessories. As of January 8, 2009, the Company operates 227 retail stores (including 5 crewcuts and 10 Madewell stores), the J. Crew catalog business, jcrew.com, and 74 factory outlet stores. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.

Forward-Looking Statements:

Certain statements herein are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending or preferences in apparel, our ability to compete with other retailers, the performance of the Company’s products within the prevailing retail environment, our strategy and expansion plans, systems upgrades, reliance on key personnel, trade restrictions, political or financial instability in countries where the Company’s goods are manufactured, postal rate increases, paper and printing costs, availability of suitable store locations at appropriate terms and other factors which are set forth in the Company’s Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
James S. Scully
Chief Administrative Officer and Chief Financial Officer (212) 209-8040

Investor Contact:
Allison Malkin/Chad Jacobs/Joe Teklits
Integrated Corporate Relations
(203) 682-8200

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